FORM OF FOREIGN CUSTODY MANAGER AGREEMENT

ACAP Strategic Fund
350 Madison Avenue, 9th Floor
New York, New York 10017

PFPC Trust Company
Bellevue Park Corporate Center
Wilmington, Delaware  19809

Re:	Rule 17f-5 (“Rule 17f-5”) and Rule 17f-7 (“Rule 17f-7”) Under
the Investment Company Act of 1940 (the “1940 Act”)

Dear Sirs:

Reference is made to the Subcustodial Services Agreement dated as of January 10, 1996 (the “Foreign Custody Agreement”), as amended, by and between Citibank, N.A. (“Custodian”), Citicorp and PFPC Trust Company (“PFPC”) with respect to the custody of assets by Custodian for the account of PFPC on behalf of certain customers of PFPC, including ACAP Strategic Fund (the “Fund”).  Reference is also made to the custodian services agreement dated as of December 2, 2009 (the “Fund Custody Agreement”) by and between PFPC and the Fund.

1.           Rule 17f-5

1.1.           With respect to the “Foreign Assets” (as defined in Rule 17f-5(a)(2)) in such jurisdictions as Custodian provides custody services under the Foreign Custody Agreement for the Fund, the Fund on behalf of its Board of Trustees (the “Board”) hereby delegates to Custodian and Custodian hereby accepts the delegation to it, of the obligation to serve as the Fund’s “Foreign Custody Manager” (as defined in Rule 17f-5(a)(3)).  As Foreign Custody Manager, Custodian shall:

a.	select “Eligible Foreign Custodians” (as defined in Rule 17f-5(a)(1)) to serve as foreign custodians and place and maintain the Fund’s Foreign Assets with such Eligible Foreign Custodians;

b.
in selecting an Eligible Foreign Custodian, first determine that Foreign Assets placed and maintained in the care of the Eligible Foreign Custodian shall be subject to reasonable care, based on the standards applicable to custodians in the relevant market in which such Eligible Foreign Custodian operates, after having considered all factors relevant to the safekeeping of such Foreign Assets including, without limitation, those factors set forth in Rule 17f-5(c)(l)(i)-(iv);

c.	enter into a written contract with each Eligible Foreign Custodian selected by Custodian hereunder;

d.
determine that the written contract with each Eligible Foreign Custodian will provide reasonable care for the Foreign Assets, based on the standards applicable to custodians in the relevant market in which such Eligible Foreign

Custodian operates and after having considered all factors relevant to the safekeeping of such Foreign Assets (including, without limitation, those factors set forth in Rule 17f-5(c)(1)(i)-(iv)), and that each such contract satisfies the requirements of Rule 17f-5(c)(2);

e.
provide written reports (i) notifying the Board of the placement of the Fund’s Foreign Assets with a particular Eligible Foreign Custodian, such reports to be provided at such time as the Board deems reasonable and appropriate based on the circumstances of the Fund’s foreign custody arrangements, but not less often than quarterly, and (ii) promptly notifying the Board of any material change in the arrangements with an Eligible Foreign Custodian; and

f.
have established a system to monitor (i) the appropriateness of maintaining the Fund’s Foreign Assets with a particular Eligible Foreign Custodian selected hereunder and (ii) the performance of the governing contractual arrangements; it being understood, however, that in the event Custodian shall determine that the arrangement with any Eligible Foreign Custodian would no longer afford the Fund’s Foreign Assets reasonable care (as defined in Section 1.1(b) above) or would no longer be governed by a written contract providing for such care, Custodian shall promptly so advise the Fund.

Without limiting any duties set forth in the Foreign Custody Agreement, Custodian shall not be responsible for the duties described in this Section 1.1 with respect to any foreign securities depository or foreign clearing agency.

1.2.           In acting as a Foreign Custody Manager, Custodian shall exercise reasonable care, prudence and diligence such as a person having responsibility for the safekeeping of Foreign Assets would exercise in each jurisdiction where Custodian acts as subcustodian for assets of the Fund.  Custodian shall reimburse and pay the Fund for any loss or damage suffered by the Fund as a result of the performance of Custodian’s duties under this Section 1 where such loss or damage results from an act of negligence or willful misconduct on the part of Custodian hereunder; provided that the liability of Custodian hereunder shall not exceed the fair market value of any loss of assets resulting from such negligence or willful misconduct, at the time of such negligence or willful misconduct.  Any payment to the Fund under this Section 1.2 shall limit the Fund’s right and ability to enforce any rights under the Foreign Custody Agreement for loss of such assets.  Notwithstanding anything else in this document, Custodian shall not be liable to the Fund for any indirect, special, consequential or general damages or from reasons or causes beyond its control.  PFPC shall be indemnified by the Fund for any damages PFPC may incur in connection with the provision by Custodian of the services set forth in this Section 1 with respect to the Fund (provided PFPC will not be indemnified for damages which are the result of PFPC’s failure to comply with its liability standard of care set forth in the Fund Custody Agreement with the Fund).  In no event shall PFPC have responsibility or liability for any action or inaction of Custodian under Section 1 hereof.

1.3.           In acting as a Foreign Custody Manager, Custodian shall not supervise, recommend or advise PFPC or the Fund relative to the investment, purchase, sale, retention or disposition of any assets in any particular country, including with respect to prevailing country risks.

2.           Rule 17f-7

2.1.	(a)	The Fund and PFPC appoint Custodian to provide the Fund (or its duly-authorized investment manager or investment adviser) with an analysis (in form and substance as reasonably determined by Custodian) of the custody risks associated with maintaining assets with each foreign securities depository or foreign clearing agency listed on Exhibit A hereto (as the same may be changed by Custodian from time to time) in accordance with Rule 17f-7(a)(1)(i)(A).  Custodian shall monitor such custody risks on a continuing basis and in such manner as Custodian deems reasonable, and shall promptly notify the Fund (or its duly-authorized investment manager or investment adviser) of any material changes in such risks in accordance with Rule 17f-7(a)(1)(i)(B).

(b)           Only an entity that Custodian has determined satisfies the requirements of Rule 17f-7(b)(1) as an “Eligible Securities Depository” (as defined in Rule 17f-7(b)(1)) will be included by Custodian on Exhibit A hereto (as the same may be changed by Custodian from time to time).  In such manner as Custodian deems reasonable, Custodian shall give the Fund prompt notice of any material change known to Custodian that would adversely effect Custodian’s determination that an entity is an Eligible Securities Depository.

2.2.           In performing its obligations under this Section 2, Custodian may obtain information from sources Custodian believes to be reliable, but Custodian does not warrant its completeness or accuracy and has no duty to verify or confirm any such information.  Custodian is not obligated to make any determination regarding whether any Eligible Securities Depository provides reasonable care for Foreign Assets or to provide any information or evaluation comparing any Eligible Securities Depository to any other securities depository or any existing or proposed standards for securities depositories.

2.3.           The Fund acknowledges that it may maintain assets only at the foreign securities depositories or foreign clearing agencies listed on Exhibit A hereto (as the same may be changed by Custodian from time to time).  If the Fund maintains assets at a foreign securities depository or foreign clearing agency listed on Exhibit A (including assets maintained by the Fund at the time this document is entered into) or the Fund enters into a transaction with respect to assets that as a matter of practice are or may be maintained at a foreign securities depository or foreign clearing agency listed on Exhibit A, such action will (unless the Fund provides written notice to Custodian and PFPC specifically stating that a particular foreign securities depository or foreign clearing agency is not acceptable to it) serve as the Fund’s acknowledgement that such foreign securities depository or foreign clearing agency is acceptable to it.

2.4.           Custodian shall exercise reasonable care, prudence and diligence in performing its duties pursuant to Section 2 hereof.  Custodian shall reimburse and pay the Fund for any loss or damaged suffered by the Fund as a result of the performance of Custodian’s duties under this Section 2 where such loss or damage results from an act of negligence or willful misconduct on the part of Custodian hereunder; provided that the liability of Custodian hereunder shall not exceed the fair market value of any loss of assets resulting from such negligence or willful misconduct, at the time of such negligence or willful misconduct.  Any payment to the Fund under this Section 2.4 shall limit the Fund’s right and ability to enforce any rights under the Foreign Custody Agreement for loss of such assets.  Notwithstanding anything else in this document, Custodian shall not be liable to the Fund for any indirect, special, consequential or general damages or from reasons or causes beyond its control.  PFPC shall be indemnified by the Fund for any damages PFPC may incur in connection with the provision by Custodian of the services set forth in this Section 2 with respect to the Fund (provided PFPC will not be indemnified for damages which are the result of PFPC’s failure to comply with its liability standard of care set forth in the Fund Custody Agreement).  The Fund and PFPC agrees that PFPC’s obligation to exercise reasonable care, prudence and diligence in providing for the services set forth in Section 2.1 above is satisfied by the appointment of Custodian hereunder to provide those services.  In no event shall PFPC have responsibility or liability for any action or inaction of Custodian under Section 2 hereof.

3.	General

3.1.           A.           As between Custodian and PFPC, Section 7(a) of the Foreign Custody Agreement is hereby amended and restated in its entirety with respect to the Fund as follows:

“(a)
The Bank may maintain investments (including foreign currencies) for which the primary market is outside the United States (and such cash and cash equivalents as are reasonably necessary to effect transactions in such investments) (collectively, “Foreign Securities”) and which are maintained hereunder in subcustody accounts which have been established by the Bank with (x) branches of “U.S. banks” as defined in Rule 17f-5 under the Investment Company Act (as effective June 12, 2000) (“Rule 17f-5”) (“Branches”), or (y) foreign custodians that meet the definition of “eligible foreign custodian” under Rule 17f-5(a)(1) and which the Bank has determined are eligible to maintain assets pursuant to the requirements of Rule 17f-5 (such Branches and such foreign custodians, collectively, “Eligible Foreign Custodians”). The Bank or an Eligible Foreign Custodian is authorized to hold Foreign Securities of a particular investment portfolio of the Fund in an account with any foreign securities depository or foreign clearing agency (provided the same are “eligible securities depositories” as defined in Rule 17f-7(b)(1) under the Investment Company Act) which is listed on Exhibit A hereto (as the same may be amended from time to time), provided that the particular foreign securities depository or foreign clearing agency is acceptable for that particular investment portfolio (each such foreign securities depository or foreign clearing agency, an “Eligible Foreign Securities Depository”). Any Property held by an Eligible Foreign Custodian or Eligible Foreign Securities Depository shall be subject to applicable laws, regulations, decrees, orders, government acts, restrictions, customs, procedures and market practices (the “Laws”) (i) to which such Eligible Foreign Custodian or Eligible Foreign Securities Depository is subject, (ii) as exist in the country in which such Property is held and (iii) of the country of the currency in which the Property is denominated. The Customer acknowledges that, as is normally the case with respect to deposits outside the United States, deposits with Citibank London and any other entity authorized to hold Property pursuant to this Agreement are not insured by the Federal Deposit Insurance Corporation.”

 B.        As between Custodian and PFPC, the final sentence of Section 7(b) of the Foreign Custody Agreement is hereby amended and restated in its entirety with respect to the Fund as follows:

“Notwithstanding any of the foregoing provisions of this subsection (b) of this Section 7, the Bank’s undertaking to provide to the Customer, or at the direction of the Customer to the Fund, the information referred to in this subsection (b) of this Section 7 shall neither increase the Bank’s duty of care nor reduce any other entity’s responsibility to determine for itself the prudence of entrusting its assets to any particular foreign securities depository.”

C.           As between Custodian and PFPC, Section 9 of the Foreign Custody Agreement is amended to insert the word “Eligible” before the words “Foreign Securities Depositories.”

D.           As between Custodian and PFPC, the fifth paragraph of Section 4 of the Foreign Custody Agreement is hereby deleted.

3.2.           The duties of Custodian set forth herein are in addition to the duties of Custodian under the Foreign Custody Agreement.

3.3.           Notwithstanding the provisions of any arrangements between the Fund and PFPC or otherwise, the Fund hereby agrees that assets may be maintained with any Eligible Foreign Custodian referred to in Section 1.1 hereof and any foreign securities depository or foreign clearing agency which is acceptable to it pursuant to Section 2.3 above (without the need to comply with any notice or consent or other requirements which may be set forth in any such arrangements).  PFPC will not be deemed to have chosen any such Eligible Foreign Custodians or any such foreign securities depositories or foreign clearing agencies.

3.4.           The Fund shall be entitled to enforce its rights directly against Custodian with respect to any action or omission of Custodian taken or omitted hereunder, notwithstanding any other agreement to the contrary.  If the Fund is able to effectively enforce its rights against Custodian hereunder, PFPC will not also seek to enforce such rights against Custodian under the Foreign Custody Agreement.

3.5.           This document shall apply only to the Fund and shall not apply to any other customer of PFPC.

3.6.           In case any provision in or obligation under this Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions shall not in any way be affected thereby.  This Agreement may not be amended or modified in any manner except by a written agreement executed by all parties to this Agreement.  This Agreement shall extend to and shall be binding upon the parties hereto, and their respective successors and assigns; provided however, that this Agreement shall not be assignable by any party without the written consent of the other parties hereto.

3.7.           This Agreement shall be construed in accordance with the substantive laws of the State of New York, without regard to conflicts of laws principles thereof.  The parties hereto hereby consent to the jurisdiction of a state or federal court situated in New York City, New York in connection with any dispute arising hereunder.

3.8.           This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but such counterparts shall, together, constitute only one instrument.

3.9.           This Agreement shall terminate simultaneously with the termination of the Fund Custody Agreement between the Fund and PFPC, and may otherwise be terminated by any party hereto giving to the other parties a notice in writing specifying the date of such termination, which shall be not less than thirty (30) days after the date of such notice.

If the foregoing corresponds to your understanding of our agreement, please indicate your acceptance by signing below.

Very truly yours,

CITIBANK, N.A.

By:

Name:

Title:

Agreed and Accepted:
PFPC TRUST COMPANY

By:

Name:

Title:

ACAP STRATEGIC FUND

By:

Name:

Title:

Exhibit A

Eligible Depositories

Country	Depositories
Argentina (1)	Caja de Valores S.A. (CVSA)
Argentina (1)	Central de Registration y de Instrumentos de Endeamiento Publico (CRYL)
Australia	Austraclear
Australia	Clearing House Electronic Sub-Register System (CHESS)
Austria	Oesterreichische Kontrollbank AG (OeKB)
Bahrain	Clearing, Settlement and Despository system (CSD)
Bahrain	Bahrain Stock Exchange Clearing and Settlements Unit (CSU)
Bangladesh (1)	Central Depository Bangladesh Limited (CDBL)
Belgium	Euroclear Belgium
Belgium	National Bank of Belgium (NBB)
Bermuda	Bermuda Securities Depository (BSD)
Bosnia (1)	Registry of Securities of the Federation of Bosnia & Herzegovina (RVP)
Botswana	Central Securities Depository Botswana (CSDB)
Botswana (2)	Bank of Botswana (BoB)
Brazil	Companhia Brasileira de Liquidacao e Custodia (CBLC)
Brazil	Central of Custody and Financial Settlement of Securities (CETIP)
Brazil	Central Bank / Sestema Especial de Liquidacoa e Custodia (SELIC)
Bulgaria	Central Depository AD (CDAD)
Bulgaria (1)	Bulgarian National Bank’s Government Securities Settlement System (BNB)
Canada	Canadian Depository for Securities Ltd. (CDS)
Chile	Deposito Central de Valores SA (DCV)
China	China Securities Depository and Clearing Corporation Limited (CSDCC)
Colombia	Deposito Central de Valores (DCV)
Colombia	Deposito Centralizado de Valores (DECEVAL)
Costa Rica	Central de Valores (CEVAL)
Croatia	Sredisnje Klirinsko Depozitarno Drustvo, dionicko drustvo (SKDD d.d.)
Cyprus	Central Depository and Central Registry (CDCR)
Czech	Czech National Bank (SKD)
Czech	Stredisko Cennych Papiru (SCP)
Denmark	Vaerdipapircentralen (VP)/ VP Securities A/S
Egypt	Misr for Clearing Settlement and Central Depository (MCDR)
Estonia	Estonian Vaartpaberite Keskregister (EVK)
Euroclear	Euroclear S.A./N.V.
Finland	Euroclear Finland Oy
France	Euroclear France
Germany	Clearstream Banking AG (Frankfurt)
Ghana (2)	GSE Securities Depository (GSD)
Ghana (2)	Central Securities Depository (CSD)
Greece	Hellenic Exchanges SA (HELEX)
Greece	Bank of Greece Securities Settlement System (BOGS)
Hong Kong	Central MoneyMarket Unit (CMU)
Hong Kong	Hong Kong Securities Clearing Company Limited (HKSCC)

Country	Depositories
Hungary	Központi Elsámolóház és Értéktár (Budapest) Zrt. (KELER)
India	National Securities Depository Limited (NSDL)
India	Central Depository Services (India) Limited (CDSL)
India	Public Debt Office (PDO)
Indonesia	Bank Indonesia Scripless Securities Settlement System (BI-SSSS)
Indonesia	Kustodia Sentral Efek Indonesia (KSEI)
Ireland	Euroclear UK & Ireland Ltd
Israel	Tel Aviv Stock Exchange-Clearinghouse (TASECH)
Italy	Monte Titoli SPA (MT)
Japan	Bank of Japan (BOJ)
Japan	Japan Securities Depository Center (JASDEC)
Jordan	Securities Depository Center (SDC)
Kazakhstan (1)	Central Securities Depository (CSD)
Kenya (1)	The Central Depository & Settlement Corporation Ltd (CDSC)
Kenya	National Debt Office of the Central Bank of Kenya
Kenya	The Central Bank of Kenya Central Depository System (CDS)
Korea	Korea Securities Depository (KSD)
Kuwait	Kuwait Clearing Company (KCC)
Latvia	Latvian Central Depository (LCD)
Latvia	Latvian Central Depository (LCD)
Lebanon	Banque du Liban (BDL)
Lebanon (1)	MidClear
Lithuania	Central Securities Depository of Lithuania (CSDL)
Luxembourg	Clearstream Banking (Luxembourg)
Malaysia	Bank Negara Malaysia (BNM)
Malaysia	Bursa Malaysian Depository Sdn. Bhd.
Malta (1)	Central Securities Depository (CSD)
Mauritius	The Central Depository and Settlement Company (CDS)
Mauritius	Bank of Mauritius (BOM)
Mexico	S.D. Indeval, S.A (INDEVAL)
Morocco	Maroclear
Namibia (10	Bank of Namibia
Netherlands	Euroclear Netherlands
New Zealand	New Zealand Central Securities Depository (NZCSD)
Nigeria (1)	Central Securities Clearing Corporation (CSCS)
Norway	Verdipapirsentralen ASA (VPS)
Oman	Muscat Depository and Securities Registration Company (MDSRC)
Pakistan (1)	State Bank of Pakistan (SBP)
Pakistan (1)	Central Depository Company of Pakistan (CDC)
Palestine (1)	Central Depository System
Peru	CAVALI S.A. ICLV .
Philippines	Philippine Depository Trust Corporation (PDTC)
Philippines	Register of Scripless Securities (RoSS)
Poland	National Depository for Securities (NDS)
Poland	Registrar of Securities at the National Bank of Poland (NBP)
Portugal	Interbolsa
Qatar	Doha Securities Market (DSM)

Country	Depositories
Romania	Central Depository SA (Depozitarul Central)
Romania	SaFIR
Russia	Vneshtorgbank (VTB)
Russia	The National Depository Centre (NDC)
Russia	Depository Clearing Company (DCC)
Serbia (1)	The Central Depository and Clearing House
Singapore	Central Depository Pte. Ltd. (CDP)
Singapore	Monetary Authority of Singapore (MAS)
Slovak Republic	National Bank of Slovalia (NBS)
Slovak Republic	Stredisko cennych papierov SR,a.s (SCP)
Slovenia	Central Securities Clearing and Depository Corporation (KDD)
South Africa	Share Transactions Totally Electronic (STRATE)
Spain	Iberclear
Sri Lanka (1)	Central Depository Systems Private Limited (CDS)
Sri Lanka (1)	LankaSecure
Sweden	Euroclear Sweden AB
Switzerland	SIX SIS AG (SIS)
Taiwan	Taiwan Depository Clearing Corporation (TDCC)
Taiwan	Taiwan Government Securities System (CGSS)
Thailand	Thailand Securities Depository Co. Ltd. (TSD)
Thailand	Bank of Thailand
Tunisia	STICODEVAM
Turkey	Central Bank of Turkey (CBT)
Turkey	Central Registry Agency (CRA)
Ukraine (1)	Interregional Securities Union (MFS)
Ukraine (1)	National Bank of Ukraine (NBU)
UAE – Abu Dhabi	Edarat Al Maqassa wal Ida’a wa al Tasweya Clearing, Settlement, Depository and Registry Department (CSD)
UAE – DFX	AI Ida’a wa AI Taqas wa al Taweya The Clearing & Depository System (CDS)
UAE – NASDAQ	ClearingDepository System (CSD)
UK	Euroclear UK & Ireland
UK	Crestco Limited
Venezuela (1)	Caja Venezolana de Valores CA (CVV)
Venezuela (1)	Central Bank - Banco Central de Venezuela (BCV)
Vietnam (1)	Vietnam Securities Depository (VSD)
Zambia	Lusaka Stock Exchange Central Share Depository Ltd
Zambia	Bank of Zambia.

(1) Depositories continue to exhibit above average risk conditions in one or more evaluation factors. Investors are left relatively unprotected.  The likelihood of depository performance issues is uncomfortably high; mechanisms to contain their effects may also be inadequate.

(2) Depositories have been recently found to exhibit above average risk conditions in one or more evaluation factors since our last assessment.  Investors are left relatively unprotected.  The likelihood of depository performance issues is uncomfortably high; mechanisms to contain their effects may also be inadequate.